Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF "LCM LANDMARK SERIES TRUST", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF SEPTEMBER, A.D. 2007, AT 10:07 O'CLOCK A.M.

4426946 8100

071039015


SECRETARY'S OFFICE
DELAWARE

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 6017921

DATE: 09-21-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:21 AM 09/21/2007
FILED 10:07 AM 09/21/2007
SRV 071039015 - 4426946 FILE

CERTIFICATE OF TRUST

OF

LCM LANDMARK SERIES TRUST

This Certificate of Trust of LCM Landmark Series Trust, a statutory trust (the "Trust"), executed by the undersigned initial trustee, and filed under and in accordance with the provisions of the Delaware Statutory Trust Act (12 DEL. C.SS.3801 et seq.) (the "Act"), sets forth the following:

FIRST: The name of the statutory trust formed hereby is LCM Landmark Series Trust.

SECOND: The address of the registered office of the Trust in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of the Trust's registered agent at such address is The Corporation Trust Company.

THIRD: The Trust formed hereby is or will become an investment company registered under the Investment Company Act of 1940, as amended (15 U.S.C. ss.ss.80a-1 et seq.).

FOURTH: Pursuant to Section 3804 of the Act, the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

In witness whereof, the undersigned, being the sole trustee of LCM Landmark Series Trust, have duly executed this Certificate of Trust as of the 19th day of September, 2007.

George Schnur

George Schnur, Sole Initial Trustee

9/19/2007